UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2014 (December 22, 2014)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information

On December 22, 2014, The Company announced that the Board of Directors has declared a quarterly cash dividend of 17 1/2 cents a share on its common stock. The dividend is payable February 2, 2015 to shareholders of record on January 7, 2015.

In other news, the Company announced that the Board of Directors had approved an increase in the amount available to repurchase shares of the Company’s common stock under the Stock Repurchase Program by $10 million, bringing the total approved to $20 million. The Company has, since inception of the program, repurchased 682,192 shares of its common stock at an average price of $13.76 per share, leaving approximately $10.6 million available under the program.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Ennis, Inc. press release dated December 22, 2014 announcing the declaration of a quarterly dividend and an increase in the amount available under the Company’s Stock Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: December 22, 2014	By:	/s/ Richard L. Travis, Jr. Richard L. Travis, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ennis, Inc. press release dated December 22, 2014 announcing the declaration of a quarterly dividend and an increase in the amount available under the Company’s Stock Repurchase Program.